UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AURA BIOSCIENCES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AURA BIOSCIENCES, INC.

85 Bolton Street

Cambridge, MA 02140

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held June 15, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders, or Annual Meeting, of Aura Biosciences, Inc., will be held online on June 15, 2022 at 10:30 a.m. Eastern Time. The safety of our stockholders is important to us, and given the continuing concerns resulting from the COVID-19 pandemic, this year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/AURA2022 where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

To elect three Class I directors to our board of directors, to serve until the 2025 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of three Class I directors nominated by the board of directors.

Only Aura Biosciences, Inc. stockholders of record at the close of business on April 18, 2022, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Aura Biosciences, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report for the fiscal year ended December 31, 2021, or 2021 Annual Report. We plan to mail the Notice on or about April 28, 2022, and it contains instructions on how to access both the 2021 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D.
Chief Executive Officer

Cambridge, MA

April 28, 2022

Page
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	3
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	7
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AURA BIOSCIENCES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	12
CORPORATE GOVERNANCE	14
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
PRINCIPAL STOCKHOLDERS	33
REPORT OF THE AUDIT COMMITTEE	36
HOUSEHOLDING	37
STOCKHOLDER PROPOSALS	37
OTHER MATTERS	37

i

AURA BIOSCIENCES, INC.

85 Bolton Street

Cambridge, MA 02140

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Aura Biosciences, Inc., which will be held online on June 15, 2022 at 10:30 a.m. Eastern Time. The safety of our stockholders is important to us, and given the continuing concerns resulting from the COVID-19 pandemic, this year’s Annual Meeting will be held virtually. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AURA2022, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting. The board of directors of Aura Biosciences, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Aura,” “Aura Biosciences,” the “Company,” “we,” “us,” and “our” refer to Aura Biosciences, Inc. The mailing address of our principal executive offices is Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This proxy statement and our 2021 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, are first being made available to stockholders on or about April 28, 2022.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in November 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 15, 2022:

This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.ProxyVote.com.

A copy of this proxy statement and our 2021 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary. This proxy statement and our 2021 Annual Report are also available on the SEC’s website at www.sec.gov.

AURA BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us and given the continuing concerns resulting from the ongoing COVID-19 pandemic, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/AURA2022 and use their control number provided in the proxy card to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions. Registration will open 15 minutes prior to the meeting.

The live audio webcast of the Annual Meeting will begin promptly at 10:30 a.m Eastern Time.

How can I get help if I have trouble checking in or listening to the meeting online?

There will be a support number available on the login page of the virtual meeting 15 minutes before the meeting begins for any shareholders having technical difficulties. The technical support line will not be able to provide control numbers, but will be able to assist with any technical issues.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 28, 2022, we will begin mailing the Notice. Our proxy materials, including the Notice, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2021 Annual Report to Stockholders, or the 2021 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Who is soliciting my vote?

Our Board of Directors, or the board of directors, is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 18, 2022.

How many votes can be cast by all stockholders?

There were 29,222,296 shares of our common stock, par value $0.00001 per share, outstanding on April 18, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our shares of preferred stock were outstanding as of April 18, 2022.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•

By Internet. You may vote at www.ProxyVote.com, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•	During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/AURA2022. You will need the control number included on your proxy card.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•

By Mail. You may vote by completing and mailing your proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Tenth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 29, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2023. Stockholder proposals and the required notice should be addressed to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR

Our board of directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Elisabet de los Pinos, Ph.D., Giovanni Mariggi, Ph.D., and Raj Parekh, Ph.D., and their terms will expire at the Annual Meeting;

•	the Class II directors are David Johnson and Karan Takhar, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Antony Mattessich and Sapna Srivastava, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds (2/3) or more of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Elisabet de los Pinos, Ph.D., Giovanni Mariggi, Ph.D., and Raj Parekh, Ph.D., for election as a Class I director at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the board of directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although the nominating and corporate governance committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

Board Diversity Matrix

As of April 28, 2022

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors.

Nominee for Election as Class I Director

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and age as of March 31 2022.

Name	Positions and Offices Held with Aura Biosciences, Inc.	Director Since	Age
Elisabet de los Pinos, Ph.D.	Chief Executive Officer and Director	2010	49
Giovanni Mariggi, Ph.D.	Director	2019	37
Raj Parekh, Ph.D.	Director	2015	61

Elisabet de los Pinos, Ph.D., is our founder and Chief Executive Officer. Since our founding in January 2010, Dr. de los Pinos has led our strategy and operations and has spearheaded our fundraising efforts. Prior to founding Aura, she was a brand manager in Eli Lilly & Co.’s oncology business unit, where she was part of the leadership team responsible for the market launch in Europe of Alimta, a drug for the treatment of lung cancer. Earlier in her career, Dr. de los Pinos worked as a post-doctoral fellow at the Institute of Cancer Research at the University of London. She previously completed research fellowships at the Mount Sinai School of Medicine Institute of Molecular Medicine of New York University and at the Georgetown School of Medicine. She is a member of the board of overseers at the Museum of Science, Boston. Dr. de los Pinos has been named to Boston Business Journal’s 2009 “Top 40 under 40” list; as a Mass High Tech “Woman to Watch” in 2010; as a “Technology Pioneer” by the World Economic Forum in 2010; and as one of Goldman Sachs’s “100 Most Intriguing Entrepreneurs” in 2014. Dr. de los Pinos holds a Ph.D., magna cum laude, in Molecular Biology from the University of Barcelona and an M.B.A. from IE Business School.

Giovanni Mariggi, Ph.D., has served as a member of our board of directors since April 2019. Dr. Mariggi is a member of the co-founding team at Medicxi, having served as a Partner since October 2018 and a Principal from

February 2016 to September 2018. Prior to Medicxi, Dr. Mariggi served in multiple roles at Index Ventures, or Index, over four years, ultimately serving as a Principal from January 2015 to January 2016. Prior to joining Index, Dr. Mariggi worked at Cancer Research UK’s London Research Institute (now the Crick Institute) conducting research on vascular biology and angiogenesis, whilst also performing competitive intelligence projects as an independent consultant to various biopharma companies. He currently serves on the boards of a number of portfolio companies, including Gadeta B.V. Dr. Mariggi holds a Ph.D. in Biochemistry and Molecular Biology from University College London and a B.Sc. in Biochemistry from Imperial College London. We believe Dr. Mariggi’s experience and background in the biopharmaceutical industry provides him with the appropriate set of skills to serve as a member of our board of directors.

Raj Parekh, Ph.D., has served as a member of our board of directors since 2015. Dr. Parekh joined Advent Life Sciences as a General Partner in 2005, bringing over 20 years of experience in biomedical research and as an entrepreneur and investor. Since joining Advent, he has been involved with portfolio companies primarily engaged in the discovery of new medicines, including Avila Therapeutics, Inc., EUSA Pharma, Inc. and Thiakis Limited. Earlier in his career, Dr. Parekh co-founded Oxford GlycoSciences, which was sold to UCB-Celltech, and then served as Chairman of Galapagos NV, a member of the Supervisory Board of the Novartis Venture Fund and a founding director of Celldex Therapeutics. Dr. Parekh currently serves on the boards of directors of several portfolio companies, including Arrakis and Levicept. Dr. Parekh holds a Ph.D. in Molecular Medicine and an M.A. in Biochemistry from Oxford University. We believe Dr. Parekh’s experience and background provides him with the appropriate set of skills to serve as a member of our board of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Elisabet de los Pinos, Ph.D., Giovanni Mariggi, Ph.D., and Raj Parekh, Ph.D., as Class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of March 31, 2022.

Name	Positions and Offices Held with Aura Biosciences, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Antony Mattessich	Director	2021	Class III—2024	55
Sapna Srivastava, Ph.D.	Director	2021	Class III—2024	51
David Johnson	Chairman of the Board of Directors and Director	2021	Class II—2023	57
Karan Takhar	Director	2021	Class II—2023	31

Class II Directors (Term Expires at 2023 Annual Meeting)

David Johnson has served as a member of our board of directors since January 2021. David Michael Johnson (Dave) has 25 years of experience in biopharma. He is currently Founder and Chief Executive Officer (CEO) of Solve Therapeutics, a venture-backed start-up focused on developing next-generation monoclonal antibody (mAb)-based oncology therapeutics. Dave is also currently a partner at Velosity Capital, an early-stage venture group he founded in 2021.

Prior to Solve Therapeutics, Dave was CEO of VelosBio, which he founded in December 2017 based upon technology licensed from Thomas Kipps, MD, PhD, of University of California-San Diego, and built out as a fully functioning preclinical through clinical development organization. VelosBio was an oncology-focused, biopharmaceutical company advancing novel ROR1-directed antibody-drug-conjugates (ADCs) and bispecific antibodies (BiAbs), filing its first IND for ROR1-directed-ADC VLS-101 in November 2018. Phase 1 clinical proof-of-concept data for the lead candidate, VLS-101 (zilovertamab vedotin), were presented at the American Society of Hematology meeting in the fourth quarter of 2020 (ultimately published by NEJM Evidence in 2022) and the acquisition of VelosBio by Merck was completed in December 2020 for $2.75B.

Before VelosBio, Dave was with Acerta, an oncology-focused pharmaceutical company focused on covalent small-molecule technology, where he rose to CEO and built out all facets of the corporation to accelerate the development of Bruton-tyrosine-kinase inhibitor acalabrutinib (Calquence), rapidly moving from early- to late-stage clinical development and launching four global registration-directed trials including the accelerated approval study that led to acalabrutinib’s first regulatory approval. His tenure culminated in the execution of a strategic transaction with AstraZeneca valued at $7B.

Prior to his CEO and board director roles, Dave held various biopharma roles of increasing responsibility with Calistoga Pharmaceuticals (acquired by Gilead Sciences), Gloucester Pharmaceuticals (acquired by Celgene), Millennium (acquired by Takeda), Immunex (acquired by Amgen), and Hoffman La-Roche, making contributions to many drugs garnering regulatory approval. He has raised $750m+ in biopharma capital and delivered transactions valued at over $10B. Dave is a coauthor on numerous publications including four New England Journal of Medicine (NEJM) manuscripts.

Dave has served on the board of directors of Zentalis Pharmaceuticals, Inc. (Nasdaq: ZNTL) since January 2020, currently serving as lead director, and Palleon Pharmaceuticals since November 2021, and he served as chairman of Lengo Therapeutics from April 2021 until its acquisition by Blueprint Medicine Corporation in December 2021. He has a bachelors degree from Indiana University. We believe that Mr. Johnson’s experience as a pharmaceutical business leader provides him with the appropriate set of skills to serve as a member of our board of directors.

Karan Takhar has served as a member of our board of directors since March 2021. Since 2013, Mr. Takhar has held roles of increasing responsibility at Matrix Capital Management, L.P., or Matrix, an investment fund focused on technology and life sciences. He currently serves as a Senior Managing Director and the head of Life Sciences investing, a position he has held since February 2021. He previously served as a Managing Director from January 2017 to January 2021 and as a Vice President from January 2016 to December 2016. Mr. Takhar has served as a member of the board of directors of Zentalis since December 2017. Mr. Takhar received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology. We believe Mr. Takhar’s experience investing in life sciences companies provides him with the appropriate set of skills to serve as a member of our board of directors.

Class III Directors (Term Expires at 2024 Annual Meeting)

Antony Mattessich has served as a member of our board of directors since September 2021. Mr. Mattessich is currently the Chief Executive Officer and a member of the board of directors of Ocular Therapeutix (Nasdaq: OCUL), a position he has held since August 2017. Prior to Ocular Therapeutix, beginning in 2009, he served in roles of increasing responsibility at Mundipharma International, including serving as Managing Director from May 2011 to August 2017. Previous to his time at Mundipharma, Mr. Mattessich ran the U.S. respiratory, dermatology and pediatrics group at Novartis AG, or Novartis. Before Novartis, Mr. Mattessich held several positions at Bristol-Myers Squibb, among them, Managing Director roles in Malaysia/Singapore and The Netherlands, and Head of Operations for the International Medicines Group. Mr. Mattessich holds a Masters in International Affairs from Columbia University and a B.A. from the University of California at Berkeley. We believe Mr. Mattessich’s leadership experience in biotech and pharmaceuticals provides him with the appropriate set of skills to serve as a member of our board of directors.

Sapna Srivastava, Ph.D., has served as a member of our board of directors since May 2021. Dr. Srivastava most recently served as the Interim Chief Financial Officer at eGenesis, Inc., or eGenesis, a position she has held from March 2021 until October 2021. Prior to eGenesis, she held similar roles as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc. (acquired by Lundbeck) from September 2017 to January 2019 and at Intellia Therapeutics, Inc., or Intellia, from April 2015 to December 2016. In these positions, she has played a key role in equity financings including a successful initial public offering, strategic alliances, mergers and acquisitions and shaping the strategic direction of the companies. Before Intellia, Dr. Srivastava spent more than a decade as a senior biotechnology analyst for Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and ThinkEquity Partners. She has served on the board of VelosBio Inc., and currently serves on the boards of directors for Talaris Therapeutics, Inc. (Nasdaq: TALS), Nuvalent, Inc. (Nasdaq: NUVL), SQZ Biotechnologies Company (Nasdaq: SQZ) and Social Capital Suvretta Holdings Corp. II (Nasdaq: DNAB), a special purpose acquisition corporation. Dr. Srivastava holds a Ph.D. in Neuroscience from the New York University School of Medicine and a B.S. in Microbiology from St. Xavier’s College at the University of Mumbai. We believe Dr. Srivastava’s experience as an executive officer in the biopharmaceutical industry and investment banking provides her with the appropriate set of skills to serve as a member of our board of directors.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AURA BIOSCIENCES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Aura’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as Aura’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as Aura’s independent registered public accounting firm since 2016.

The audit committee is solely responsible for selecting Aura’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as Aura’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Aura and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Aura incurred the following fees from Ernst & Young LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$1,173,050	$295,900
Audit-Related fees	—	—
Tax fees (2)	30,900	16,480
All other fees	—	—

Total fees	$1,203,950	$312,380

(1)

Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with our securities offerings, including registration statements, responding to SEC comment letters, comfort letters and consents.

(2)	Tax fees consist of fees billed for tax compliance, tax advice and tax planning services, including the review and preparation of federal and state income tax returns.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Aura Biosciences, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock is listed on The Nasdaq Global Market or the Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2022, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that all members of the board of directors, except Elisabet de los Pinos, Ph.D., are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director and respective affiliations, including non-employee directors that are affiliated with certain of our major stockholders. We expect that the composition and functioning of our board of directors and each of our committees will continue to comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers. Elisabet de los Pinos, Ph.D., is not an independent director under these rules because she is currently employed as the chief executive officer and president of our company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our board of directors. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our audit committee charter, compensation committee charter and nominating and corporate governance charter is posted on the investor relations portion of our website at https://aurabiosciences.com/. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it a part of this prospectus.

Audit Committee

Sapna Srivastava, Ph.D., Giovanni Mariggi, Ph.D., and Antony Mattessich serve on the audit committee, which is chaired by Dr. Srivastava. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Dr. Srivastava as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2021, the audit committee met 6 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•

monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

David Johnson and Karan Takhar serve on the compensation committee, which is chaired by Mr. Johnson. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2021, the compensation committee met 6 times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation, recommending to the board of directors the cash compensation of our Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors; and

•	preparing our compensation committee report if and when required by SEC rules, if and when required, to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Antony Mattessich, David Johnson, and Karan Takhar serve on the nominating and corporate governance committee, which is chaired by Mr. Mattessich. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee was first constituted in October 2021 in connection with our IPO; they did not meet during the fiscal year ended December 31, 2021. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and recommending to the board of directors appropriate corporate governance guidelines; and

•	overseeing the evaluation of our board of directors.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met 12 times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2021.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors, employees, consultants and designated contractors. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, David Johnson, Karan Takhar, George Golumbeski, Giovanni Mariggi, and Arthur Pappas were the only members of our compensation committee. None of the members of our compensation committee is, or has at any time during the prior three years been, one of our officers or employees. None of our executive officers currently serve, or have in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics in connection with our initial public offering in November 2021. The Code of Business Conduct and Ethics will apply to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our website at https://ir.aurabiosciences.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

David Johnson is the current chairman of our board of directors. We believe that separating the positions of chief executive officer and chairperson of the board of directors allows our chief executive officer to focus on our day-to-day business, while allowing a chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Aura Biosciences, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or the chairman of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aura Biosciences, Inc.

85 Bolton Street

Cambridge, MA 02140

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Aura’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Aura’s legal counsel, with independent advisors, with non-management directors, or with Aura’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Aura Biosciences regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Aura Biosciences has also established a toll-free telephone number for the reporting of such activity, which is 877-554-1974.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during fiscal year 2021. Other than as set forth in the table below, we did not pay any compensation, make any additional equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in fiscal year 2021. Directors who also serve as employees received no additional compensation for their service as directors. During fiscal year 2021, Elisabet de los Pinos, Ph.D., our Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for her services as a director. See the section titled “2021 Summary Compensation Table” for more information about her compensation in fiscal year 2021.

2021 Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($)		OPTION AWARDS ($) (1)	TOTAL ($)
David Johnson	14,910		938,237	953,147
George S. Golumbeski, Ph.D.(2)	10,754	(3)	—	10,754
Giovanni Mariggi, Ph.D.(4)	—		—	—
Antony Mattessich	12,390		471,446	483,836
Raj Parekh, Ph.D.	7,100	(5)	140,432	147,532
Sapna Srivastava, Ph.D.	26,603		331,422	358,025
Karan Takhar(6)	—		—	—

(1)

Amounts represent the aggregate grant date fair value of option awards granted to our directors during our fiscal year ended December 31, 2021, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. This amount does not correspond to the actual value that may be recognized by the director upon exercise of the applicable award or sale of the underlying shares of stock. Except as noted below, none of our directors held options to purchase our common stock or any other stock awards as of December 31, 2021.

(2)	Dr. Golumbeski resigned from our board of directors in March 2021.
(3)	Amount was paid pursuant to a board offer letter dated November 13, 2019, pursuant to which Dr. Golumbeski was entitled to receive $50,000 annually for his board service, paid on a quarterly basis.
(4)	Dr. Mariggi has waived all compensation and stock options for which he would otherwise be eligible as a non-employee director.
(5)	These cash fees were paid directly to a fund affiliated with Dr. Parekh’s employer, Advent Life Sciences.
(6)	Mr. Takhar has waived all compensation and stock options that he would otherwise be eligible to receive for his service as a non-employee director.

NAME	AGGREGATE NUMBER OF SHARES SUBJECT TO STOCK OPTIONS HELD AS OF DECEMBER 31, 2021 (#)
David Johnson	345,167
George S. Golumbeski, Ph.D.	—
Giovanni Mariggi, Ph.D.	—
Antony Mattessich	69,649
Rajesh Parekh, Ph.D.	16,000
Sapna Srivastava, Ph.D.	69,649
Karan Takhar	—

Non-Employee Director Compensation Policy

In connection with our initial public offering, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers:

Board of Directors:
Members	$40,000
Annual retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Compensation Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000

In addition, the non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase 32,000 shares of our common stock, or Initial Grant. The Initial Grant will vest in equal installments on the first, second, and third anniversaries of the grant date, subject to continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual option to purchase 16,000 shares of our common stock, or Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Aura Biosciences, Inc. and their ages as of March 31, 2022.

Name	Position Held with Aura Biosciences, Inc.	Officer Since	Age
Elisabet de los Pinos, Ph.D.	President, Chief Executive Officer and Director	2010	49
Julie B. Feder	Chief Financial Officer	2018	52
Cadmus C. Rich, M.D.	Chief Medical Officer and Head of Research & Development	2019	56
Mark De Rosch, Ph.D.	Chief Operating Officer	2021	58
Christopher Primiano, J.D.	Chief Business Officer	2021	41

You should refer to “Class I Directors” above for information about our Chief Executive Officer and President, Elisabet de los Pinos, Ph.D. Biographical information for our other executive officers, as of March 31, 2022, is set forth below.

Julie Feder has served as our Chief Financial Officer since August 2018. Prior to this role, Ms. Feder served as Chief Financial Officer at Verastem Oncology, or Verastem, from July 2017 to June 2018, where she was responsible for developing the company’s strategic financial plan and overseeing a rapid financial and staff growth. Prior to joining Verastem, Ms. Feder served as the Chief Financial Officer at the Clinton Health Access Initiative, Inc., or CHAI, from September 2011 to July 2017. At CHAI, Ms. Feder was responsible for managing a global team across multiple departments and developed the global finance strategy and internal audit, treasury and global payroll functions. Prior to joining CHAI, Ms. Feder spent three years at Genzyme Corporation, as Vice President of Internal Audit and later as Finance Integration Leader. In these roles, she managed the day-to-day operations of Genzyme’s global internal audit function, while leading the Genzyme Global Finance integration following Sanofi’s acquisition of Genzyme. Ms. Feder began her career at Deloitte & Touche LLP, where she was Senior Manager of Audit, Consulting and Enterprise Risk Services. Ms. Feder holds a B.S. in Accounting from Yeshiva University’s Sy Syms School of Business.

Cadmus Rich, M.D., M.B.A. has served as our Chief Medical Officer and Head of Research and Development since June 2019, having previously served as our Senior Vice President, Chief Medical Officer from October 2017 to May 2019. Dr. Rich also currently serves as a member/manager of ClearSight LLC, a role he has held since September, 2020. Before joining us, Dr. Rich was Vice President of Clinical Development and Medical Affairs at Inotek Pharmaceuticals from May 2015 to September 2017. He previously held several senior positions at Alcon Laboratories, Inc., or Alcon, including overseeing the pipeline strategy and R&D projects for Alcon’s intraocular lens product line and leading global pharmaceutical clinical trial management. Dr. Rich has extensive experience in R&D, having led or participated in nearly 75 development programs, including the submission and approval of multiple devices and pharmaceutical products in the United States, European Union, China, Japan and Brazil/Latin America. He has directly led or participated in over 150 clinical trials across multiple ophthalmology and systemic indications as an executive leader, medical director, medical monitor and principal investigator. Dr. Rich has served on the board of directors of the North Carolina Specialty Hospital and is currently a member of the board of directors and treasurer of Prevent Blindness, the nation’s longest-acting volunteer eye health and safety organization, and Sustained Nanosystems, LLC, a company developing extended release technologies for drugs. Dr. Rich holds an M.D. from the University of North Carolina at Chapel Hill School of Medicine, an M.B.A. from Regis University, a Certified Physician Executive Certification from the American Association for Physician Leadership and a B.A. in Psychology from Case Western Reserve University.

Mark De Rosch, Ph.D. has served as our Chief Operating Officer since March 2021. In this role, Dr. De Rosch is responsible for leading our global operations and regulatory strategy. Prior to joining us, Dr. De Rosch served as

Chief Regulatory Officer of Epizyme, Inc., or Epizyme, from September 2019 to March 2021 and led regulatory efforts for their first approved product, TAZVERIK® (tazemetostat). Prior to Epizyme, Dr. De Rosch served as Senior Vice President, Regulatory Affairs and Quality Assurance for Nightstar Therapeutics, or Nightstar, (acquired by Biogen in 2019) from April 2018 to September 2019, where he developed and implemented global regulatory roadmaps for their gene therapy programs in choroideremia and retinitis pigmentosa. Prior to Nightstar, he served as Senior Vice President, Regulatory Affairs, Quality Assurance and Chemistry, Manufacturing and Controls at Akebia Therapeutics, Inc. from August 2014 to February 2018. Dr. De Rosch holds a Ph.D. and an M.S. in Inorganic Chemistry from the University of California, San Diego and a B.S. in Chemistry/Biochemistry from the University of Wisconsin-Parkside.

Christopher Primiano has served as our Chief Business Officer since September 2021. Prior to joining us, from March 2014 to December 2020, Mr. Primiano served in roles with increasing responsibility at Karyopharm Therapeutics, Inc., most recently as Executive Vice President, Chief Business Officer, General Counsel and Secretary. In this role, Mr. Primiano was responsible for leading Karyopharm’s business development, operations and legal departments. Prior to joining Karyopharm, Mr. Primiano worked at multiple international law firms and led internal legal and business development departments. He was a counsel at Wilmer Cutler Pickering Hale and Dorr LLP, a full-service multinational law firm, and he served as Vice President, Corporate Development, General Counsel and Secretary of GlassHouse Technologies, Inc., an information technology consulting company, where he led global legal operations and managed asset and subsidiary acquisition and sale activity. Mr. Primiano began his career at Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, a global law firm focused on venture capital and the emerging technology marketplace. Mr. Primiano received an M.B.A. from the Boston College Carroll School of Management, a J.D. from Boston College Law School and a B.A. in Political Economy and English from Georgetown University.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021 are:

•	Elisabet de los Pinos, Ph.D., our President and Chief Executive Officer;

•	Julie B. Feder, our Chief Financial Officer; and

•	Cadmus C. Rich, M.D., our Chief Medical Officer and Head of Research & Development.

2021 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Elisabet de los Pinos, Ph.D.	2021	431,816	70,538	1,040,998	5,098,639	157,462	16,803	6,816,256
President, Chief Executive Officer and Director	2020	394,890	148,913	—	533,997	—	17,100	1,094,900
Julie B. Feder	2021	360,407	—	367,500	1,466,906	145,042	—	2,339,855
Chief Financial Officer	2020	343,216	113,249	—	95,877	—	—	552,342
Cadmus C. Rich, M.D.	2021	392,816	—	367,500	1,466,906	154,002	17,400	2,398,624
Chief Medical Officer and Head of Research & Development	2020	377,280	124,488	—	113,498	—	17,100	632,366

(1)

Amounts represent discretionary cash bonuses paid to our named executive officers based on performance in 2020. Amount in 2021 includes a discretionary bonus paid to Dr. de los Pinos upon consummation of the Series E financing.

(2)

Amounts represent the aggregate grant date fair value of the stock and option awards granted to our named executive officers during our fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022. This amount does not correspond to the actual value that may be recognized by the named executive officer upon exercise of the applicable award or sale of the underlying shares of stock.

(3)	Amounts represent the annual bonuses paid with respect to achievement of the Company and, if applicable, individual performance objectives for 2021.
(4)	The amounts reported represent matching contributions made by us under our 401(k) plan.

Narrative to 2021 Summary Compensation Table

Our board of directors and compensation committee review compensation annually for our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2021, the compensation committee continued to retain Pay Governance to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Pay Governance to, among other things, assist in developing a group of peer companies to help us determine overall compensation for our executive officers, as well as to assess each separate element of compensation. The goal was to ensure that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and aligned with our business and executive talent requirements. We do not believe the retention of, and the work performed by, Pay Governance creates any conflict of interest because Pay Governance performs no other work for the Company besides advising the compensation committee.

Our compensation committee is responsible for determining the compensation for all executive officers. Based on its discretion, taking into account the factors noted above, the compensation committee sets the compensation for each executive officer, including for the Chief Executive Officer, without the Chief Executive Officer present.

Base salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our board of directors or the compensation committee, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

For fiscal year 2021, the annual base salary for each of Dr. de los Pinos, Ms. Feder and Dr. Rich were $431,816, $360,407 and $392,816, respectively.

Bonuses

We pay cash bonuses to reward our executives for their performance over the fiscal year, based on the achievement of certain corporate performance goals and, if applicable, individual performance goals. We believe such bonuses properly incentivize our named executive officers and allow us to remain competitive within the marketplace. The target annual bonuses for Dr. de los Pinos, Ms. Feder and Dr. Rich for the fiscal year ended December 31, 2021 were 45%, 35% and 35% of annual base salary, respectively. Based on our achievement of the applicable performance goals for 2021, the Compensation Committee determined that we had achieved 110% of our corporate goals, and each named executive officer earned the amounts set forth in the 2021 Summary Compensation Table above..

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors or our compensation committee periodically review the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During fiscal year 2021, we granted both options to purchase shares of our common stock and restricted stock units to Dr. de los Pinos, Ms. Feder and Dr. Rich, as described in more detail in the “Outstanding Equity Awards at 2021 Fiscal Year End” table.

Perquisites

We generally do not provide perquisites to our executives, other than matching contributions to our 401(k) plan, reimbursements for certain travel and relocation expenses and certain other de minimis perquisites to our executive officers, including our named executive officers.

Aura Biosciences, Inc. 401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Our 401(k) plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Executive Employment Arrangements

Elisabet de los Pinos, Ph.D.

We entered into an employment agreement with Dr. de los Pinos, who serves as our Chief Executive Officer, in January 2015, which we amended in October 2017, or as amended, the de los Pinos Employment Agreement. The de los Pinos Employment Agreement provides for Dr. de los Pinos’s at-will employment, base salary and annual target bonus. Dr. de los Pinos is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the de los Pinos Employment Agreement, in the event that Dr. de los Pinos’s employment is terminated by us without “cause” or by Dr. de los Pinos for “good reason” (as defined in the de los Pinos Employment Agreement), subject to the execution and effectiveness of a release within 60 days of such termination, she will be entitled to receive (i) 12 months of base salary continuation and a pro-rata share of any bonus for which Dr. de los Pinos was eligible, (ii) continued vesting of stock options for 12 months and (iii) subject to the Dr. de los Pinos’s timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, we will continue to pay the share of the premiums that we would have paid to provide health insurance to Dr. de los Pinos for the 12 month severance period. In the event that such termination occurs within nine months after a “change of control” (as defined in the de los Pinos Employment Agreement), Dr. de los Pinos will, subject to the execution and effectiveness of a release within 60 days of such termination, be entitled to receive a lump sum payment equal to 12 months of base salary as of the date of termination.

The de los Pinos Employment Agreement contains non-competition and non-solicitation provisions that apply during Dr. de los Pinos’s employment with us and for one year thereafter.

Julie B. Feder

In August 2018, we entered into an employment offer letter, or the Feder Offer Letter, with Ms. Feder who serves as our Chief Financial Officer. The Feder Offer Letter provides for Ms. Feder’s at-will employment, base salary and target annual bonus. Ms. Feder is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Feder Offer Letter, in the event that Ms. Feder’s employment is terminated by us without “cause” (as defined in the Feder Offer Letter), subject to her execution of a release within 60 days of such termination, Ms. Feder will be entitled to (i) continuation of her base salary for nine months and (ii) provided Ms. Feder has properly elected to continue her healthcare coverage pursuant to COBRA, the continuation of healthcare coverage premiums on the same premium-sharing basis for nine months.

Ms. Feder has also entered into a Confidential Information, Non-Solicitation and Invention Assignment Agreement with us that contains non-disclosure provisions that apply during and for 12 months following her employment with us.

Cadmus Rich, M.D.

In October 2017, we entered into an employment offer letter, or the Rich Offer Letter, with Dr. Rich, who currently serves as our Chief Medical Officer and Head of Research & Development. The Rich Offer Letter provides for Dr. Rich’s at-will employment, base salary and target annual bonus. Dr. Rich is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Rich Offer Letter, in the event that Dr. Rich’s employment is terminated by us without “cause” (as defined in the Rich Offer Letter), subject to his execution of a release within 60 days of such termination, he will be entitled to receive (i) continuation of his annual base salary for nine months and (ii) subject to Dr. Rich’s timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, a monthly cash payment equal to the amount that we would have paid to provide health insurance to Dr. Rich for nine months.

Dr. Rich has also entered into a Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement with us that contains non-competition and non-disclosure provisions that apply during and for one year following his employment with us.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of fiscal year 2021:

	OPTION AWARDS (1)						STOCK AWARDS
NAME	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Elisabet de los Pinos	10/28/2021	—	—		—	—	74,357	(3)	$1,262,582
	10/28/2021		318,750	(4)	14.00	10/28/2031	—		—
	6/28/2021	77,555	542,882	(5)	5.48	6/28/2031	—		—
	3/16/2020	89,322	105,567	(6)	4.25	3/16/2030	—		—
	2/6/2019	45,014	18,534	(7)	3.16	2/6/2029	—		—
	2/21/2018	349,757	15,206	(8)	2.74	2/21/2028	—		—
	7/7/2017	14,598	—		5.21	7/7/2027	—		—
	4/11/2016	14,598	—		5.48	4/11/2026	—		—
	6/2/2015	10,948	—		5.07	6/2/2025	—		—
	10/1/2014	5,474	—		5.76	10/1/2024	—		—
Julie B. Feder	10/28/2021	—	—		—	—	26,250	(3)	$445,725
	10/28/2021	—	112,500	(4)	14.00	10/28/2031	—		—
	6/28/2021	15,694	109,853	(5)	5.48	6/28/2031	—		—
	3/16/2020	16,041	18,950	(6)	4.25	3/16/2030	—		—
	2/6/2019	12,924	5,324	(7)	3.16	2/6/2029	—		—
	10/3/2018	74,713	14,944	(9)	2.74	10/3/2028	—		—
Cadmus Rich	10/28/2021	—	—		—	—	26,250	(3)	$445,725
	10/28/2021	—	112,500	(4)	14.00	10/28/2031	—		—
	6/28/2021	15,694	109,853	(5)	5.48	6/28/2031	—		—
	3/16/2020	18,983	22,439	(6)	4.25	3/16/2030	—		—
	2/6/2019	12,924	5,324	(7)	3.16	2/6/2029	—		—
	2/21/2018	76,947	3,344	(10)	2.74	2/21/2028	—		—
	10/11/2017	29,197	—		5.21	10/11/2027

(1)

Each of the outstanding equity awards in the table above granted prior to our initial public offering was granted pursuant to our Amended and Restated 2009 Stock Incentive Plan, as amended, or the 2009 Plan, or our 2018 Equity Incentive Plan, as amended, or the 2018 Plan. Each of the outstanding equity awards in the table above granted following our initial public offering was granted pursuant to our 2021 Stock Option and Incentive Plan, or the 2021 Plan.

(2)	Amounts are equal to $16.98, the closing price of our common stock on December 31, 2021, times the number of unvested restricted stock units.
(3)	The restricted stock units vest in four equal annual installments following October 28, 2021.
(4)	25% of the shares subject to this stock option vest on the first anniversary of October 28, 2021 with the remainder vesting thereafter in 36 equal monthly installments.
(5)	The shares vest in 48 equal monthly installments beginning on the one-month anniversary of the vesting commencement date of March 18, 2021.
(6)	The shares vest in 48 equal monthly installments beginning on the one-month anniversary of the vesting commencement date of February 6, 2020.
(7)	The shares vest in 48 equal monthly installments beginning on the one-month anniversary of the vesting commencement date of February 6, 2019.
(8)	The shares vest in 48 equal monthly installments beginning on the one-month anniversary of the vesting commencement date of February 21, 2018.

(9)	25% of the shares subject to this stock option vest on the first anniversary of August 13, 2018, with the remainder vesting thereafter in 36 equal monthly installments.
(10)	25% of the shares subject to this stock option vest on the first anniversary of February 21, 2018, with the remainder vesting thereafter in 36 equal monthly installments.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	4,464,911	(2)	7.04	(2)	2,377,991	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	4,464,911		7.04		2,377,991

(1)

Includes the following plans: our Amended and Restated 2009 Stock Option and Restricted Stock Plan (the “2009 Plan”), our 2018 Equity Incentive Plan (the “2018 Plan”), our 2021 Stock Option and Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(2)

Consists of 4,232,991 shares issuable upon the exercise of outstanding options under the 2009 Plan, the 2018 Plan, and the 2021 Plan and 231,920 shares issuable upon the vesting of restricted stock units. This does not include purchase rights under the 2021 ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the current purchase period. Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)

As of December 31, 2021, a total of 3,352,166 shares of our common stock have been reserved for issuance pursuant to the 2021 Plan, which number excludes the 1,460,582 shares that were added to the plan as a result of the automatic annual increase on January 1, 2022. The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan, the 2018 Plan and the 2009 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. The Company no longer makes grants under the 2009 Plan and 2018 Plan. As of December 31, 2021, a total of 335,217 shares of our common stock have been reserved for issuance pursuant to the 2021 ESPP, which number excludes the 292,116 shares that were added to the plan as a result of the automatic annual increase on January 1, 2022. The 2021 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of (i) 335,217 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (iii) such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Non-Employee Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2020 and 2021) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Initial Public Offering

In November 2021, in connection with our initial public offering, we sold an aggregate of 6,210,000 shares of common stock, including the exercise in full by the underwriters of their exercise to purchase up to 810,000 shares at a public offering price of $14.00 per share. The aggregate gross proceeds to us from the offering were approximately $86.9 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of our shares of common stock by related persons in connection with our initial public offering:

STOCKHOLDER	SHARES OF COMMON STOCK	TOTAL PURCHASE PRICE
Matrix Capital Management Master Fund, LP(1)	1,785,000	24,990,000
Entities affiliated with Medicxi(2)	710,000	9,940,000

(1)

Matrix Capital Management Master Fund, LP, beneficially owns more than five percent of our outstanding capital stock. Karan Takhar is an affiliate of Matrix Capital Management Master Fund, LP and a member of our board of directors.

(2)

Entities affiliated with Medicxi collectively beneficially own more than five percent of our outstanding capital stock. Giovanni Mariggi, Ph.D. is a member of Medicxi and a member of our board of directors.

Agreements with Stockholders

In connection with our Series E convertible preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements terminated upon the closing of our initial public offering in November 2021, except for the registration rights granted under our investors’ rights agreement, as more fully described in our Description of Securities, filed as Exhibit 4.1 to our Annual Report on Form 10-K, filed March 23, 2022.

Indemnification Agreements

In connection with our initial public offering in November 2021, we entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering in November 2021, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who must approve the transaction in good faith.

In connection with our initial public offering in November 2021, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. This policy became effective on the date on which the registration statement related to our initial public offering was declared effective by the SEC. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2022 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 29,217,236 shares of our common stock outstanding as of March 31, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage
> 5% Stockholders:
Matrix Capital Management Master Fund, LP (2)	4,112,870	14.1%
Entities affiliated with Medicxi (3)	3,039,892	10.4%
Citadel-Multi Strategy Equities Master Fund Ltd. (4)	2,315,102	7.9%
Entities affiliated with Advent Life Sciences (5)	2,023,857	6.9%
Lundbeckfond Invest A/S (6)	2,017,652	6.9%
Chiesi Ventures, LP (7)	1,625,071	5.6%
Arix Bioscience Holdings Limited (8)	1,600,076	5.5%

Named Executive Officers and Directors:
Elisabet de los Pinos, Ph.D. (9)	845,434	2.8%
Cadmus Rich, M.D. (10)	176,385	*
Julie Feder (11)	147,338	*
David Johnson (12)	240,643	*
Giovanni Mariggi, Ph.D.	—	—
Raj Parekh, Ph.D.	—	—
Sapna Srivastava, Ph.D. (13)	13,414	*
Karan Takhar	—	—
Antony Mattessich (14)	8,944	*
Mark De Rosch, Ph.D. (15)	45,290	*
All executive officers and directors as a group (15 persons) (16)	1,477,448	5.0%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140.

(2)

Information herein is based on the Schedule 13D filed with the SEC on November 4, 2021, jointly, by Matrix Capital Management Company LP (“Investment Manager”) and David E. Goel (together with Investment Manager, the “Reporting Persons”). Matrix Capital Management Master Fund, LP (“Matrix”) is the record owner of 4,112,870 shares of common stock. Investment Manager is the investment advisor to Matrix with respect to the shares of common stock held by Matrix. Mr. Goel serves as the Managing General Partner of Investment Manager with respect to the shares of common stock held by Matrix. Karan Takhar, a member of our board of directors, is a Senior Managing Director of Matrix and may be deemed to have voting and dispositive power over the shares held by Matrix. The mailing address for Matrix is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.

(3)

Information herein is based on the Schedule 13D filed with the SEC on November 10, 2021, jointly, by Medicxi Growth I LP (“Growth I”), Medicxi Growth Co-Invest I LP (“Growth Co-Invest I” and, together with Growth I, the “Medicxi Funds”), Medicxi Growth I GP Limited (“Growth I GP”) and Medicxi Ventures Management (Jersey) Limited (“Medicxi Manager” and, collectively with the Medicxi Funds and Growth I GP, the “Reporting Person”). Growth I is the record owner of 2,969,352 shares of common stock and Growth Co-Invest I is the record owner of 70,540 shares of common stock. Growth I GP is the sole managing general partner of the Medicxi Funds, and Medicxi Manager is the sole manager of the Medicxi Funds. Growth I GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by the Medicxi Funds. The share ownership reported by the Medicxi Funds does not include any shares beneficially owned by Index Ventures Life VI (Jersey) LP and Yucca (Jersey) SLP, and each of the Medicxi Funds and their affiliates disclaim beneficial ownership of the securities beneficially owned by Index Ventures Life VI (Jersey) LP, Yucca (Jersey) SLP and their affiliates. Giovanni Mariggi, Ph.D. is a member of Medicxi and a member of our board of directors. The address of the principal business office of each of the Medicxi Funds is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.

(4)

Information herein is based on the Schedule 13G/A filed with the SEC on February 14, 2022, jointly, by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Kenneth Griffin (collectively, the “Reporting Persons”) with respect to the shares owned by Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel”), and Citadel Securities. Citadel is the record owner of 2,312,666 shares of common stock and Citadel Securities is the record owner of 2,436 shares of common stock. Citadel Advisors is the portfolio manager of Citadel. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. Kenneth Griffin owns a controlling interest in CGP and CSGP and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition of, the shares held by Citadel and Citadel Securities. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel-related entities is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The address for Citadel is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(5)

Information herein is based on the Schedule 13G filed with the SEC on February 14, 2022, jointly, by Advent Life Sciences LLP (“Advent”), Advent Life Sciences Fund I LP (“Advent Fund I”), Advent Life Sciences Fund III LP (“Advent Fund III”), ALS III Carry and Co-Invest LP (“ALS III”), Advent-Harrington Impact Fund LP (“Advent-Harrington”) and Rajesh Parekh, Ph.D. (collectively, the “Reporting Persons”). Advent is the record owner of 60,692 shares of common stock, Advent Fund I is the beneficial owner of 1,438,869 shares of common stock, Advent Fund III is the beneficial owner of 380,378 shares of common stock, ALS III is the beneficial owner of 16,269 shares of common stock and Advent-Harrington is the beneficial owner of 127,649 shares of common stock.. Advent is the manager of Advent Fund I, Advent Fund III, ALS III and Advent-Harrington (collectively, the “Advent Funds”) and has voting and dispositive power over the shares held by the Advent Funds. Rajesh Parekh, Ph.D., a member of our board of directors, is a General Partner of Advent, and may be deemed to have voting and dispositive power over the shares held by Advent and the Advent Funds. The address of each of the entities is 27 Fitzroy Square, London, United Kingdom W1T 6ES.

(6)	Information herein is based on the Schedule 13G filed with the SEC on January 26, 2022 by Lundbeckfond Invest A/S (“Lundbeckfond”) and Lene Skole (together with Lundbeckfond, the “Reporting Person”).

Lundbeckfond is the record owner of 2,017,652 shares of common stock. Lundbeckfond is wholly-owned by the Lundbeck Foundation, and the board of directors of the Lundbeckfond Foundation consists of Jørgen Huno Rasmussen, Steffen Kragh, Lars Holmqvist, Susanne Krüger Kjær, Michael Kjær, Peter Schütze, Gunhild Waldemar, Ludovic Tranholm Otterbein, Vagn Flink Møller Pedersen, Henrik Villsen Andersen and Peter Adler Würtzen. The board of directors of the Lundbeck Foundation serve as the board members of Lundbeckfond. No individual member of the Lundbeckfond board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Lundbeckfond. The board of directors of Lundbeckfond makes decisions with respect to investments made by Lundbeckfond, and the board of directors of Lundbeckfond and Lene Skole, the chief executive officer of Lundbeckfond, may be deemed to share voting and investment authority over the shares held by Lundbeckfond. Mette Kirstine Agger, a current member of our board of directors, is a Managing Partner at Lundbeckfond Ventures, which is an affiliate of Lundbeckfond. The address of Lundbeckfond Invest A/S is Scherfigsvej 7 DK-2100, Copenhagen Ø, Denmark.
(7)

Information herein is based on the Schedule 13G filed with the SEC on November 12, 2021, jointly, by Chiesi Ventures, LP (“Chiesi Ventures”), Chiesi Ventures, Inc. (“Chiesi”) and Giacomo Chiesi (collectively, the “Reporting Person”). Chiesi Ventures is the record owner of 1,625,071 shares of common stock. Chiesi, as General Partner of Chiesi Ventures, may be deemed to have voting and investment authority over the shares held by Chiesi Ventures, and Mr. Giacomo Chiesi is President of, and may be deemed to have control of, Chiesi. By virtue of their respectively relationships with Chiesi Ventures, each of Chiesi and Mr. Chiesi may be deemed to indirectly beneficially own the shares of which Chiesi Ventures is the record owner. The address of Chiesi Ventures, LP is 1 Broadway #14, Cambridge, MA 02142.

(8)

Information herein is based on the Schedule 13G/A filed with the SEC on February 10, 2022, jointly, by Arix Bioscience Plc (“Arix Plc”) and Arix Bioscience Holdings Limited (“Arix Ltd.” and collectively, the “Reporting Persons”). Arix Ltd. is the record owner of 1,600,076 shares of common stock. Arix Plc is the sole owner and parent of Arix Ltd. and may be deemed to indirectly beneficially own the shares held by Arix Ltd. The Arix Investment Committee, composed of Mark Chin, Peregrine Moncreiffe, Isaac Kohlberg and Maureen O’Connell, may be deemed to share voting and investment power over the shares held by Arix Ltd. The address of Arix Ltd. is 20 Berkeley Square, London, W1J 6EQ, United Kingdom.

(9)

Consists of (i) 131,412 shares of common stock held of record by EdlP Revocable Trust, and (ii) options to purchase 714,022 shares of our common stock that are exercisable within 60 days of March 31, 2022.

(10)	Consists of options to purchase 176,385 shares of our common stock that are exercisable within 60 days of March 31, 2022.
(11)	Consists of options to purchase 147,388 shares of our common stock that are exercisable within 60 days of March 31, 2022.
(12)

Consists of (i) 139,672 shares of common stock held by Velosity Capital Management LLC, an entity that Mr. Johnson is the sole member of, and (ii) options to purchase 100,971 shares of our common stock that are exercisable within 60 days of March 31, 2022, which are individually held by Mr. Johnson.

(13)	Consists of options to purchase 13,414 shares of our common stock that are exercisable within 60 days of March 31, 2022.
(14)	Consists of options to purchase 8,944 shares of our common stock that are exercisable within 60 days of March 31, 2022.
(15)	Consists of options to purchase 45,290 shares of our common stock that are exercisable within 60 days of March 31, 2022.
(16)	Consists of 271,084 shares of our common stock and options to purchase 1,206,364 shares of our common stock that are exercisable within 60 days of March 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Aura’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Aura’s independent registered public accounting firm, (3) the performance of Aura’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Aura’s consolidated financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Aura’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Aura Biosciences, Inc. for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Aura Biosciences be included in Aura’s 2021 Annual Report, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AURA BIOSCIENCES, INC.

Sapna Srivastava, Ph.D., Chairperson
Giovanni Mariggi, Ph.D.
Antony Mattessich

April 28, 2022

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary, telephone: (617) 500-8864. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. The SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 16, 2023.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 15, 2023 and no later than March 17, 2023. Stockholder proposals and the required notice should be addressed to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

aura AURA BIOSCIENCES, INC. 85 BOLTON STREET CAMBRIDGE, MASSACHUSETTS 02140 UNITED STATES SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AURA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D85514-P73905 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AURA BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: 1. To elect three Class I directors to our board of directors, to serve until the 2025 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal; Nominees: 01) Elisabet de los Pinos, Ph.D. 02) Giovanni Mariggi, Ph.D. 03) Raj Parekh, Ph.D. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K are available at www.proxyvote.com. D85515-P73905 AURA BIOSCIENCES, INC. Annual Meeting of Stockholders June 15, 2022 10:30 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Elisabet de los Pinos, Ph.D. and Julie Feder, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AURA BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, EDT on June 15, 2022, at www.virtualshareholdermeeting.com/AURA2022, and any adjournment or postponement thereof. Receipt of the Notice of the 2022 Annual Meeting of the Stockholders, Proxy Statement and 2021 Annual Report is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side